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                                                                   Exhibit 23.12





                       Consent Of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation of our report dated February 13, 1998, relating to the financial statements of Amrac Clear View, a Limited Partnership, as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.





/s/ Greenfield, Altman, Brown, Berger & Katz, P.C.

Canton, Massachusetts
February 2, 2001